Exhibit 99.2

DTE Energy®

1Q 2012

Supplemental Financial Information

DTE ENERGY COMPANY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(In millions)	March 31 2012	December 31 2011
ASSETS
Current Assets
Cash and cash equivalents	$57	$68
Restricted cash, principally Securitization	86	147
Accounts receivable (less allowance for doubtful accounts of $160 and $162, respectively)
Customer	1,262	1,317
Other	122	90
Inventories
Fuel and gas	447	572
Materials and supplies	219	219
Deferred income taxes	62	51
Derivative assets	277	222
Regulatory assets	232	314
Other	187	196

	2,951	3,196

Investments
Nuclear decommissioning trust funds	1,004	937
Other	532	525

	1,536	1,462

Property
Property, plant and equipment	22,780	22,541
Less accumulated depreciation, depletion and amortization	(8,856)	(8,795)

	13,924	13,746

Other Assets
Goodwill	2,020	2,020
Regulatory assets	4,423	4,539
Securitized regulatory assets	536	577
Intangible assets	70	73
Notes receivable	120	123
Derivative assets	78	74
Other	188	199

	7,435	7,605

Total Assets	$25,846	$26,009

DTE ENERGY COMPANY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED) — (Continued)

(In millions, except shares)	March 31 2012	December 31 2011
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$690	$782
Accrued interest	121	95
Dividends payable	100	99
Short-term borrowings	313	419
Current portion long-term debt, including capital leases	530	526
Derivative liabilities	238	158
Gas inventory equalization	114	—
Other	424	549

	2,530	2,628

Long-Term Debt (net of current portion)
Mortgage bonds, notes and other	6,404	6,405
Securitization bonds	391	479
Junior subordinated debentures	280	280
Trust preferred-linked securities	—	—
Capital lease obligations	18	23

	7,093	7,187

Other Liabilities
Deferred income taxes	3,188	3,116
Regulatory liabilities	1,018	1,019
Asset retirement obligations	1,615	1,591
Unamortized investment tax credit	63	65
Derivative liabilities	99	89
Accrued pension liability	1,300	1,298
Accrued postretirement liability	1,342	1,484
Nuclear decommissioning	156	148
Other	295	331

	9,076	9,141

Commitments and Contingencies
Equity
Common stock, without par value, 400,000,000 shares authorized, 170,112,217 and 169,247,282 shares issued and outstanding, respectively	3,453	3,417
Retained earnings	3,804	3,750
Accumulated other comprehensive loss	(153)	(158)

Total DTE Energy Company Equity	7,104	7,009
Noncontrolling interests	43	44

Total Equity	7,147	7,053

Total Liabilities and Equity	$25,846	$26,009

DTE ENERGY COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31
(In millions)	2012	2011
Operating Activities
Net income	$158	$178
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	232	245
Deferred income taxes	58	48
Asset (gains) and losses, reserves and impairments, net	(19)	11
Changes in assets and liabilities, exclusive of changes shown separately	191	240

Net cash from operating activities	620	722

Investing Activities
Plant and equipment expenditures — utility	(331)	(253)
Plant and equipment expenditures — non-utility	(61)	(17)
Proceeds from sale of assets	11	4
Restricted cash for debt redemption, principally Securitization	63	53
Proceeds from sale of nuclear decommissioning trust fund assets	11	20
Investment in nuclear decommissioning trust funds	(15)	(28)
Other	(21)	(23)

Net cash used for investing activities	(343)	(244)

Financing Activities
Redemption of long-term debt	(86)	(94)
Short-term borrowings, net	(106)	(150)
Issuance of common stock, net	10	—
Dividends on common stock	(99)	(95)
Other	(7)	2

Net cash used for financing activities	(288)	(346)

Net Increase (Decrease) in Cash and Cash Equivalents	(11)	132
Cash and Cash Equivalents at Beginning of Period	68	65

Cash and Cash Equivalents at End of Period	$57	$197

THE DETROIT EDISON COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31
(in Millions)	2012	2011
Operating Revenues	$1,198	$1,192

Operating Expenses
Fuel and purchased power	377	378
Operation and maintenance	355	329
Depreciation and amortization	185	202
Taxes other than income	68	59
Asset (gains) and losses, net	—	19

	985	987

Operating Income	213	205

Other (Income) and Deductions
Interest expense	69	71
Interest income	—
Other income	(16)	(10)
Other expenses	6	6

	59	67

Income Before Income Taxes	154	138
Income Tax Expense	57	53

Net Income	$97	$85

MICHIGAN CONSOLIDATED GAS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31
(in Millions)	2012	2011
Operating Revenues	$501	$680

Operating Expenses
Cost of gas	271	399
Operation and maintenance	99	101
Depreciation and amortization	23	22
Taxes other than income	18	17

	411	539
Operating Income	90	141

Other (Income) and Deductions
Interest expense	15	16
Interest income	(2)	(2)
Other income	(2)	(2)
Other expenses	1	1

	12	13

Income Before Income Taxes	78	128
Income Tax Expense	27	46

Net Income	$51	$82

DTE Energy Debt/Equity Calculation

As of March 31, 2012

($ millions)

Short-term borrowings	$313
Current portion of long-term debt, including capital leases	530
Mortgage bonds, notes and other	6,404
Securitization bonds, excluding current portion	391
Capital lease obligations	18
Other adjustments	248
less Securitization bonds, including current portion	(559)
50% Junior Subordinated Debentures	140

Total debt	7,485
50% Junior Subordinated Debentures	140

Total preferred/ other	140
Equity	7,104

Total capitalization	$14,729

Debt	51%
Junior Subordinated Debentures	1%
Common shareholders’ equity	48%

Total	100%

Sales Analysis - 1Q 2012

Electric Sales - Detroit Edison Service Area (GWh)

	1Q 2012	1Q 2011	% Change
Residential	3,700	3,889	-5%
Commercial	3,885	3,993	-3%
Industrial	2,374	2,342	1%
Other[1]	258	280	-8%

	10,217	10,503	-3%
Choice	1,254	1,302	-4%

TOTAL SALES	11,471	11,805	-3%

[1]	2011 Excludes 518 GWh related to a wholesale contract terminated Dec. 2011

Gas Sales - MichCon Service Area (MMcf)

	1Q 2012	1Q 2011	% Change
Residential	36,793	47,659	-23%
Commercial	8,652	12,503	-31%
Industrial	235	299	-22%

	45,680	60,461	-24%
End User Transportation*	48,014	51,724	-7%

TOTAL SALES	93,694	112,185	-16%

*	Includes choice customers

Electric Revenue - Detroit Edison Service Area ($000s)

	1Q 2012	1Q 2011	% Change
Residential	546,791	519,437	5%
Commercial	429,512	395,706	9%
Industrial	183,400	164,301	12%
Other[2]	25,849	25,989	-1%

	1,185,552	1,105,434	7%
Choice	20,785	26,034	-20%

TOTAL REVENUES	1,206,337	1,131,468	7%

[2]	2011 Excludes $22,723k related to a wholesale contract terminated Dec. 2011

Gas Revenue - MichCon Service Area ($000s)

	1Q 2012	1Q 2011	% Change
Residential	321,645	443,274	-27%
Commercial	72,995	113,370	-36%
Industrial	1,804	2,512	-28%

	396,444	559,157	-29%
End User Transportation*	73,177	81,232	-10%

TOTAL REVENUES	469,621	640,389	-27%

*	Includes choice customers

Weather

Cooling Degree Days

Detroit Edison service territory

	1Q 2012	1Q 2011	% Change
Actuals	16	—	N/A
Normal	—	—

Deviation from normal	N/A	N/A

Earnings Impact of Weather

Variance from normal weather ($millions, after-tax)

	1Q 2012	1Q 2011
MichCon	(23)	9

Heating Degree Days

MichCon service territory

	1Q 2012	1Q 2011	% Change
Actuals	2,525	3,451	-27%
Normal	3,225	3,213

Deviation from normal	-22%	7%